EXHIBIT 10.O


                FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

            This Amendment, dated as of ______________, 1998, is made by and between MICRO COMPONENT TECHNOLOGY, INC., a Minnesota corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

            The Borrower and the Lender have entered into a Credit and Security Agreement dated as of February 17, 1998 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

            The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

            1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

      "'Cash' means currency and coins, marketable securities, cash equivalents, negotiable checks and balances in bank accounts."

      "'Closing Date' means February 17, 1998."

      "'Quick Ratio' means the ratio of the Borrower's (i) Cash plus Accounts to
      (ii) the Borrower's current liabilities (including the outstanding principal balance of the Revolving Note) as determined in accordance with GAAP."

            2. Unused Line Fee. The table in Section 2.8(c) of the Credit Agreement is hereby amended in its entirety and replaced with the following:


             Average Daily Credit Exposure         Monthly Unused Line Fee
             -----------------------------         -----------------------

                         $-0-                               $4,000

            greater than $-0- but less than     $4,000 less the average daily
                      $1,000,000                Credit Exposure multiplied by
                                                   0.03, and divided by 12

                  $1,000,000 or more                           $0

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            3. Covenant Default Fee. Section 2.8 of the Credit Agreement is
hereby amended by adding the following new subsection 2.8(f):

                  "(f) COVENANT DEFAULT FEE. If at any time the Borrower is in default of Section 6.12 or Section 6.13, the Borrower agrees to pay to the Lender, upon written demand, a fully earned and non-refundable covenant default fee of $20,000."

            4. Termination Fees. Section 2.12(a) of the Credit Agreement is hereby amended to read as follows:

                  "(a) TERMINATION FEES. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date the Borrower shall pay the Lender a fee in an amount equal to a percentage of the Maximum Line as follows: (i) two percent (2%) if the termination occurs on or before the first anniversary of the Closing Date; (ii) one percent (1%) if the termination or reduction occurs after the first anniversary of the Closing Date but before the Maturity Date."

            5. Conditions Precedent. Section 4.1(n) of the Credit Agreement is hereby amended to read as follows:

                  "(n) Satisfactory completion of a collateral audit showing that on the date of the initial Revolving Advance or issuance of the initial Letter of Credit, the Borrower has a minimum of $300,000 of excess Availability after paying out trade payables older than 60 days from invoice date and any book or bank overdrafts."

            6. Minimum Tangible Net Worth. Section 6.12 of the Credit Agreement is hereby amended to read as follows:

            "Section 6.12 Minimum Tangible Net Worth. The Borrower will maintain its Tangible Net Worth determined as at the end of each fiscal quarter, at an amount not less than the amount set forth opposite such fiscal quarter:


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


                  Fiscal Quarter Ending                Minimum Tangible
                  ---------------------                    Net Worth
                                                           ---------
                   September 30, 1998                     $7,000,000
                    December 31, 1998                     $7,000,000
                     March 31, 1999                       $7,000,000
                      June 30, 1999                       $7,200,000
                   September 30, 1999                     $7,400,000
            December 31, 1999 and thereafter              $7,600,000"

            7. Maximum Net Loss. Section 6.13 of the Credit Agreement is hereby amended to read as follows:

            "Section 6.13 Maximum Net Loss. Borrower will achieve Net Loss, determined as at the end of each month, of not more than the amount set forth opposite the applicable period below:


                         Period                       Maximum Net Loss
                         ------                       ----------------
             July 1, 1998 to March 31, 1999              $2,000,000
             April 1, 1999 to June 30, 1999              $1,700,000
               July 1, 1999 and thereafter               $1,000,000"

            8. Minimum Quick Ratio. The Credit Agreement is hereby amended by adding the following new Section 6.15:

            "Section 6.15 Minimum Quick Ratio. The Borrower will maintain its Quick Ratio determined as at the end of each fiscal quarter, at not less than 1.50 to 1.00."

            9. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

            10. Waiver of Defaults. The Borrower is in default of the following provisions of the Credit Agreement (collectively, the "Defaults"):

        SECTION/COVENANT           PERIOD             REQUIRED               ACTUAL
        ----------------           ------             --------               ------
6.12 Minimum Tangible Net Worth    6/30/98    not less than $10,500,000    $8,400,000

6.13 Maximum Net Loss              6/30/98    not more than $3,000,000     $3,879,000


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


Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

            11. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $10,000 in consideration of the Lender's execution of this Amendment.

            12. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 10 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

            (a) Payment of the fee described in Paragraph 11.

            (b) Such other matters as the Lender may require.

            13. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

            (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

            (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

            (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

            14. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any


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


and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

            15. No Other Waiver. Except as set forth in Paragraph 10 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

            16. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

            17. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 11 hereof.

            18. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


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


            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST BUSINESS CREDIT, INC.              MICRO COMPONENT TECHNOLOGY,
                                           INC.

                                           By __________________________________
By _____________________________________      Its ______________________________
   Kate F. Wahlberg
   Its Officer


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